Exhibit 23.1

[LETTERHEAD OF GRANT THORNTON LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

We have issued our report dated January 24, 2003, accompanying the consolidated financial statements of Syntroleum Corporation and subsidiaries appearing in the 2002 Annual Report on Form 10-K of the Company to its shareholders for the year ended December 31, 2002. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts”.

/S/    GRANT THORNTON LLP

Tulsa,	Oklahoma

January 5, 2004